EXHIBIT 99.1

ENTERPRISE BANCORP, INC. ANNOUNCES SUCCESSFUL COMPLETION OF ITS
$20 MILLION RIGHTS AND COMMUNITY-BASED COMMON STOCK OFFERINGS

Lowell, Mass (June 21, 2016) - Enterprise Bancorp, Inc. (the “Company” or “Enterprise”) (NASDAQ: EBTC), parent of Enterprise Bank, is pleased to announce that it has successfully completed its combined shareholder subscription rights offering and supplemental community offering (together, the “Offerings”) and has raised $20.0 million in new capital ($19.7 million, net of offering expenses). The initial terms of the Offerings were to raise up to $10.0 million, with Enterprise having the discretion to increase the offerings up to a maximum amount of $12.0 million. Enterprise subsequently increased the maximum size of the Offerings to $20.0 million in order to satisfy investor demand in the community offering.

Chief Executive Officer Jack Clancy commented, “We are extremely pleased with the results of the Offerings, which due to strong investor demand were oversubscribed. We are very gratified with our shareholders’ and the community’s response and support. We believe that this new capital positions us well to maintain our history of strong organic growth and to seize strategic opportunities that may periodically arise.”

Mr. Clancy further commented, “By raising capital from existing shareholders and throughout our communities, the ownership interest resides locally. We consider this to be a critical attribute of a genuine community bank.”

Chairman of the Board George Duncan added, “Similar to our offering in 2009, and when we started the bank 28 years ago, we felt it was important to raise this capital in the local communities in which we operate.  Local ownership has been, and will continue to be, an important part of our growth and success. We are very appreciative of the great faith and confidence the community has demonstrated by supporting the Offerings.”

All 930,232 shares sold by Enterprise in the Offerings were priced at $21.50 per share. The Offerings commenced on April 21, 2016, with the shareholder subscription rights offering expiring on May 27, 2016 and the supplemental community offering expiring on June 10, 2016. We expect that the shares of our common stock purchased in the Offerings will be delivered to shareholders and new investors on or about June 24, 2016.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, and deposit and cash management services. The Company also offers investment advisory and wealth management, trust, and insurance services. The Company’s headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company’s primary market area is the greater Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts communities of Lowell, Acton, Andover, Billerica,
Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Nashua, Pelham and Salem. The Company anticipates that its second branch in Nashua, NH will open shortly. The Company is also in the process of obtaining regulatory approvals to establish a branch in Windham, NH and anticipates that the office will open in the spring of 2017.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, and the receipt of required regulatory approvals. For more information about these factors, please see our reports filed with or furnished to the SEC, including our most recent Annual Report on Form 10-K on file with the SEC, including the section entitled “Risk Factors.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.